Exhibit 5.1

300 North LaSalle

Chicago, Illinois 60654

(312) 862-2000

Facsimile: (312) 862-2200

www.kirkland.com

September 18, 2012

Argo Group International Holdings, Ltd.

110 Pitts Bay Road

Pembroke HM08, Bermuda

Ladies and Gentlemen:

We are acting as special counsel to Argo Group International Holdings, Ltd., an exempted company organized under the laws of Bermuda (“Argo Group” or the “Company”), and Argo Group US, Inc., a corporation organized under the laws of Delaware and a wholly owned indirect subsidiary of the Company (“Argo US”), in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on or about September 18, 2012 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company, Argo US and Argo Group Statutory Trust, a statutory business trust created under the laws of Delaware (the “Capital Trust”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of an unspecified amount of the following securities: (i) common shares of the Company, par value $1.00 per share (the “Common Shares”); (ii) preferred shares of the Company, par value $1.00 per share (the “Preferred Shares”); (iii) depositary shares of the Company (the “Depositary Shares”); (iv) senior debt securities of the Company, which may be secured or unsecured and which may be convertible into Common Shares or Preferred Shares (the “Senior Debt Securities”); (v) subordinated debt securities of the Company, which may be secured or unsecured and which may be convertible into Common Shares or Preferred Shares (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (vi) warrants of the Company or other rights to purchase or otherwise acquire Common Shares, Preferred Shares or Debt Securities of the Company (“Warrants”); (vii) senior debt securities of Argo US (the “Argo US Senior Debt Securities”); (viii) subordinated debt securities of Argo US (the “Argo US Subordinated Debt Securities” and, together with the Argo US Senior Debt Securities, the “Argo US Debt Securities”); (ix) guarantees of the Company to be issued in connection with the Argo US Senior Debt Securities (the “Argo US Senior Debt Securities Guarantees”) and the Argo US Subordinated Debt Securities (the “Argo US Subordinated Debt Securities Guarantees” and, together with the Argo US Senior Debt Securities Guarantees, the “Argo US Debt Securities Guarantees”); (x) contracts obligating holders to purchase from Argo Group, and/or Argo Group to purchase from holders, a specified amount of Common Shares, Preferred Shares, or Depositary Shares of the Company at a future date or dates (the “Purchase Contracts”); (xi) trust preferred securities (the “Trust Preferred Securities”) issued by Argo Group Statutory Trust; (xii) the guarantees of the Company of the Trust Preferred

Securities (the “Trust Preferred Guarantees”); and (xiii) units comprised of one or more Securities (as hereinafter defined) in any combination (the “Units,” and, together with the Common Shares, Preferred Shares, Depositary Shares, Debt Securities, Warrants, Argo US Debt Securities, Argo US Debt Securities Guarantees, Purchase Contracts, Trust Preferred Securities, and Trust Preferred Guarantees, the “Securities”), each of which shall include such indeterminate number of Securities as may be determined to be issuable upon the conversion of any Securities or the exercise of Warrants, Purchase Contracts or Units to purchase or otherwise acquire securities of Argo Group in one or more offerings from time to time on a delayed or continuous basis (the “Offerings”).

You have advised us that: (i) the Senior Debt Securities will be issued under the form of indenture filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the “Senior Debt Indenture”) to be entered into between the Company and a trustee to be named at a later date (the “Senior Debt Trustee”); (ii) the Subordinated Debt Securities will be issued under the form of indenture filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the “Subordinated Debt Indenture” and, together with the Senior Debt Indenture, the “Debt Indentures”), to be entered into between the Company and a trustee to be named at a later date (the “Subordinated Debt Trustee”, and, together with the Senior Debt Trustee, the “Debt Trustees”); (iii) the Warrants will be issued under one or more warrant agreements by and between the Company and a financial institution named therein as the warrant agent (each, a “Warrant Agent”), in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (each, a “Warrant Agreement”); (iv) the Argo US Senior Debt Securities and the Argo US Senior Debt Securities Guarantees will be issued under the form of indenture filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the “Argo US Senior Debt Indenture”) to be entered into between the Company, Argo US and a trustee to be named at a later date (the “Argo US Senior Debt Trustee”); (v) the Argo US Subordinated Debt Securities and the Argo US Subordinated Debt Securities Guarantees will be issued under the form of indenture filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the “Argo US Subordinated Debt Indenture” and, together with the Argo US Senior Debt Indenture, the “Argo US Debt Indentures”), to be entered into between the Company, Argo US and a trustee to be named at a later date (the “Argo US Subordinated Debt Trustee”, and, together with the Argo US Senior Debt Trustee, the “Argo US Debt Trustees”); (vi) the Purchase Contracts will be issued under a purchase contract agreement by and among the Company and the other parties named therein, in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (each, a “Purchase Contract Agreement”); (vii) the Trust Preferred Securities will be issued by the Capital Trust under an Amended and Restated Declaration of Trust (the “Amended Declaration”) by and among the Company and the trustee(s) named therein (each, a “Trust Preferred Trustee”); (viii) the Trust Preferred Guarantees will be issued by the Company under a trust preferred securities guarantee agreement (the “Trust Preferred Guarantee Agreement”) between the Company and the guarantee trustee(s) named therein (each, a “Guarantee Trustee”); and (ix) the Units will be issued under a purchase agreement by and among the Company and the other parties named therein, in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (each, a “Unit Purchase Agreement”). Each Warrant Agreement, Purchase Contract Agreement, Trust Preferred Guarantee Agreement and Unit Purchase Agreement as well as the Senior Debt Indenture, the Subordinated Debt Indenture, the Argo US Senior Debt Indenture, the Argo US Subordinated Debt Indenture, and the Amended Declaration shall be referred to herein as a “Governing Document.” Each Debt Trustee, Argo US Debt Trustee, Trust Preferred Trustee, Guarantee Trustee, Warrant Agent and counterparty to a Purchase Contract or a Unit Purchase Agreement shall be referred to herein as a “Governing Document Counterparty”).

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Company and Argo US, (ii) minutes and records of the corporate proceedings of the Company and Argo US, and (iii) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and Argo US and the due authorization, execution and delivery of all documents by the parties thereto other than the Company and Argo US. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company and the sole member of Argo US.

We have also assumed that:

(i) the Registration Statement will have become effective and comply with all applicable laws;

(ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(iii) a prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

(v) the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the appropriate Prospectus Supplement and the relevant Governing Document;

(vi) the Securities offered as well as the terms of the applicable Governing Document, as executed and delivered, do not violate any law applicable to the Company, Argo US or the Capital Trust, as applicable, or result in a default under or breach of any agreement or instrument binding upon the Company, Argo US or the Capital Trust, as applicable;

(vii) the Company, Argo US or the Capital Trust, as applicable, will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver the applicable Governing Document;

(viii) the Securities offered as well as the terms of the applicable Governing Document, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, Argo US or the Capital Trust, as applicable, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, Argo US or the Capital Trust, as applicable;

(ix) a definitive purchase, underwriting, sales agent or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company, Argo US or the Capital Trust, as applicable, and the other parties thereto;

(x) any applicable indenture and indenture trustee will have been qualified under the Trust Indenture Act of 1939, as amended; and

(xi) any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1. When, as and if (a) the appropriate corporate or organizational action has been taken to authorize the form, terms, execution and delivery of the Depositary Shares and the related deposit agreement, and (b) the Depositary Shares and the related deposit agreement have been duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in accordance with such authorization and the applicable deposit agreement, the Depositary Shares will be validly issued, fully paid and non-assessable.

2. When, as and if (a) the terms of any particular series of Senior Debt Securities have been duly authorized and duly established in accordance with the Senior Debt Indenture and applicable law, (b) the appropriate corporate or organizational action has been taken to authorize the form, terms, execution and delivery of such Senior Debt Securities (and any required amendment or supplement to the Senior Debt Indenture), and (c) the applicable Senior Debt Securities have been duly executed, attested, issued and delivered by duly authorized officers against payment in accordance with such authorization, the Senior Debt Indenture, the applicable Purchase Agreement and applicable law and authenticated by the Senior Debt Trustee, such Senior Debt Securities (including any Senior Debt Securities duly executed and delivered (i) upon the exchange or conversion of Senior Debt Securities that are exchangeable or convertible into another series of Debt Securities or (ii) upon the exercise of Warrants pursuant to the terms thereof that are exercisable for the purchase of Senior Debt Securities) will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

3. When, as and if (a) the terms of any particular series of Subordinated Debt Securities have been duly authorized and duly established in accordance with the Subordinated Debt Indenture and applicable law, (b) the appropriate corporate or organizational action has been taken to authorize the form, terms, execution and delivery of such Subordinated Debt Securities (and any required amendment or supplement to the Subordinated Debt Indenture), and (c) the applicable Subordinated Debt Securities have been duly executed, attested, issued and delivered by duly authorized officers against payment in accordance with such authorization, the Subordinated Debt Indenture, the applicable Purchase Agreement and applicable law and authenticated by the Subordinated Debt Trustee, such Subordinated Debt Securities (including any Subordinated Debt Securities duly executed and delivered (i) upon the exchange or conversion of Subordinated Debt Securities that are exchangeable or convertible into another series of Debt Securities or (ii) upon the exercise of Warrants pursuant to the terms thereof that are exercisable for the purchase of Subordinated Debt Securities) will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4. When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Warrant Agreement (including a form of certificate evidencing the Warrants), (b) Warrants with such terms have been duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in accordance with such authorization, the applicable Purchase Agreement and applicable law, and (c) the Securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate or organizational action and, in the case of Warrants to purchase Debt Securities, when the terms of such

Debt Securities have been duly authorized and duly established in accordance with the terms of the applicable indenture, applicable law and the appropriate corporate or organizational action and, in the case of Warrants to purchase Common Shares or Preferred Shares, that the exercise price of such Warrants consists of legal consideration in excess of the par value of such securities, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. When, as and if (a) the terms of any particular series of Argo US Senior Debt Securities have been duly authorized and duly established in accordance with the Argo US Senior Debt Indenture and applicable law, (b) the appropriate corporate or organizational action has been taken to authorize the form, terms, execution and delivery of such Argo US Senior Debt Securities (and any required amendment or supplement to the Argo US Senior Debt Indenture), and (c) the applicable Argo US Senior Debt Securities have been duly executed, attested, issued and delivered by duly authorized officers or the board of directors of Argo Group or its sole member against payment in accordance with such authorization, the Argo US Senior Debt Indenture, the applicable Purchase Agreement and applicable law and authenticated by the Argo US Senior Debt Trustee, such Argo US Senior Debt Securities (including any Argo US Senior Debt Securities duly executed and delivered upon the exchange or conversion of Argo US Senior Debt Securities that are exchangeable or convertible into another series of Argo US Debt Securities) will constitute valid and binding obligations of Argo US enforceable against Argo US in accordance with their terms.

6. When, as and if (a) the terms of any particular series of Argo US Subordinated Debt Securities have been duly authorized and duly established in accordance with the Argo US Subordinated Debt Indenture and applicable law, (b) the appropriate corporate or organizational action has been taken to authorize the form, terms, execution and delivery of such Argo US Subordinated Debt Securities (and any required amendment or supplement to the Argo US Subordinated Debt Indenture), and (c) the applicable Argo US Subordinated Debt Securities have been duly executed, attested, issued and delivered by duly authorized officers or the board of directors of Argo Group or its sole member against payment in accordance with such authorization, the Argo US Subordinated Debt Indenture, the applicable Purchase Agreement and applicable law and authenticated by the Argo US Subordinated Debt Trustee, such Argo US Subordinated Debt Securities (including any Argo US Subordinated Debt Securities duly executed and delivered upon the exchange or conversion of Argo US Subordinated Debt Securities that are exchangeable or convertible into another series of Argo US Debt Securities) will constitute valid and binding obligations of Argo US enforceable against Argo US in accordance with their terms.

7. When, as and if (a) the Argo US Debt Securities Guarantees in respect of any particular series of Argo US Debt Securities have been duly authorized by the Company, (b) the Argo US Debt Indenture with respect to such series has been duly executed and delivered, and (c) the applicable Argo US Debt Securities have been duly authorized, executed, authenticated, issued and delivered by Argo US in accordance with the applicable Purchase Agreement, such Argo US Debt Securities Guarantees will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

8. When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Purchase Contracts, (b) the Purchase Contracts with such terms have been duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in accordance with such authorization and the applicable Purchase Agreement, and (c) the Securities issuable upon exercise of such Purchase Contracts have been duly authorized and reserved for issuance by all necessary corporate or organizational action and, in the case of Purchase Contracts to purchase Debt Securities, when the terms of such Debt Securities have been duly authorized and duly established in accordance with the terms of the applicable indenture, applicable law and the appropriate corporate or organizational action and, in the case of Purchase Contracts to purchase Common Shares or

Preferred Shares, that the consideration payable in connection with such Purchase Contracts consists of legal consideration in excess of the par value of such securities, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

9. When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Units (including a form of certificate evidencing the Units) and the related Purchase Contracts, (b) the Units and the related Purchase Contracts with such terms have been duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in accordance with such authorization and the applicable Purchase Agreement, and (c) the Securities issuable upon exercise of such Units and Purchase Contracts have been duly authorized and reserved for issuance by all necessary corporate or organizational action and, in the case of Units or Purchase Contracts to purchase Common Shares or Preferred Shares, that the consideration payable in connection with such Units or Purchase Contracts consists of legal consideration in excess of the par value of such securities, such Units and Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

10. When, as and if (a) the Trust Preferred Guarantees have been duly authorized by the Company, (b) the Trust Preferred Guarantee Agreement has been duly executed and delivered, and (c) the Trust Preferred Securities have been duly authorized, executed, authenticated, issued and delivered by the Capital Trust in accordance with the Amended Declaration and the applicable underwriting or other agreement against payment therefor, such Trust Preferred Guarantees will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies, and (iv) any laws except the federal securities laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware (the “DGCL”) and the Limited Liability Company Act of the State of Delaware (the “DLLCA”), including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting the DGCL and the DLLCA.

We express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; and (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty. In addition, we express no opinion with respect to (i) whether acceleration of the Debt Securities or the Argo US Debt Securities may affect the collectibility of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest or (iii) the creation, validity, perfection or priority of any security interest or lien.

To the extent that the obligations of the Company, Argo US or the Capital Trust under any Governing Document may be dependent on such matters, we assume for purposes of this opinion that the applicable Governing Document Counterparty is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the applicable Governing Document Counterparty is duly qualified to engage in the activities contemplated by applicable Governing Document; that the applicable Governing Document has been duly authorized, executed and delivered by the applicable Governing Document Counterparty and constitutes the legally valid and binding obligations of such Governing Document Counterparty, enforceable against such Governing Document Counterparty in accordance with its terms; that the applicable Governing Document Counterparty is in compliance, generally and with respect to acting as trustee, warrant agent, depositary or other counterparty, as the case may be, under the applicable Governing Document, with all applicable laws and regulations; and that the applicable Governing Document Counterparty has the requisite organizational and legal power and authority to perform its obligations under the applicable Governing Document.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present federal securities laws of the United States, laws of the State of New York or the General Corporation Law of the State of Delaware or the Limited Liability Company Act of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP